UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):
September 8, 2011

TEXADA VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51563	98-0374224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

421 9th Street
Manhattan Beach, California 90266
(Addresses of principal executive offices, including zip code)

(604) 562-6915
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

On September 8, 2011 the Registrant entered into debt settlement agreements (the “Agreements”) with two debtholders of the Registrant pursuant to which the outstanding debt held by such debtholders represented by a 6% convertible debenture dated March 11, 2008 and an 8% promissory note dated November 20, 2006, was exchanged for shares of common stock of the Registrant, par value $0.001 (“Common Shares”), at an exchange price of $0.20 per Common Share. Pursuant to the Agreements, the Registrant agreed to issue an aggregate of 1,642,828 Common Shares, in connection with the satisfaction of  principal and interest, in an aggregate amount of $328,565.53, due to the debtholders pursuant to the promissory note and convertible debenture issued by the Registrant to the debtholders.  The Common Shares issued pursuant to the Agreements were issued exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). No commission or other remuneration was paid in connection with the exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXADA VENTURES, INC.

By: /s/ David Brow
David Brow
Chief Executive Officer

Date: September 8, 2011